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Exhibit 99.1


For Immediate Release                       WWW.FAIRCHILDSEMI.COM
March 27, 2003
                                                  Corporate Communications:
                                                  Patti Olson
                                                  207-775-8728
                                                  PATTI.OLSON@FAIRCHILDSEMI.COM

                                                  Investor Relations:
                                                  Pete Groth
                                                  207-775-8660
                                                  INVESTOR@FAIRCHILDSEMI.COM

                                                  Public Relations Firm:
                                                  Barbara Ewen
                                                  CHEN PR
                                                  781-466-8282
                                                  BEWEN@CHENPR.COM
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NEWS RELEASE


Fairchild Semiconductor Announces

Senior Corporate Appointments

South Portland, Maine -- Fairchild Semiconductor (NYSE: FCS), one of the largest global suppliers of high performance products that optimize system power for multiple end markets, today announced several new corporate promotions and the creation of a new position to enable the company to expand its worldwide industry leadership.

Fairchild has named Hans Wildenberg to the newly created position of chief operating officer (COO). Reporting directly to Fairchild President, CEO and Chairman of the Board, Kirk Pond, Wildenberg will focus on driving the day-to-day operations in sales and marketing; global operations; product divisions; technology and quality. He brings to the position more than 22 years of executive-level sales, business development, operations, marketing and manufacturing experience in the semiconductor industry. He will continue to serve as the company's executive vice president of Worldwide Sales and Marketing for an interim period.

Matt Towse has been promoted to the position of senior vice president and CFO. Most recently he served as vice president and treasurer, a position he has held since 1997. Towse has been instrumental in Fairchild's success with major financing activity and played a significant role in its acquisition strategy. Prior to entering the semiconductor industry, he spent seven years in public accounting with Ernst & Young. He will continue to report to Joe Martin, who has been elected vice chairman of the Board and promoted to senior executive vice president.

Fairchild's Assistant General Counsel, Paul Delva, has been promoted to the position of vice president and general counsel. Delva has been a key internal legal resource on acquisitions and financial matters. He also has a lead role in corporate SEC and governance matters. Delva will continue to report to Dan Boxer, who has been promoted to senior executive vice president and will remain secretary to Fairchild's Board of Directors. Delva has advised Fairchild on all of its acquisitions and securities offerings as well as on general corporate matters since 1997.

Pete Groth has been promoted to the position of vice president and treasurer, filling the vacancy created by Matt Towse's promotion. Groth has led Fairchild's Investor Relations efforts since 1999 and will continue with that responsibility while assuming the position of treasurer. Groth has held a number of management positions in engineering, product definition, marketing and strategic planning in his 21 years in the semiconductor industry.

Fairchild Semiconductor:
Fairchild Semiconductor (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial and automotive applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at WWW.FAIRCHILDSEMI.COM.

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Special Note on Forward-Looking Statements:

The statements in this release may contain forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic or political conditions (including as a result of terrorist attacks and responses to them); changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at WWW.SEC.GOV.